Exhibit 99.1

PRESS RELEASE

ESCALADE ANNOUNCES EXECUTIVE MANAGEMENT CHANGE

Evansville, IN (February 22, 2021) Escalade, Inc. (NASDAQ: ESCA) announced today that the Escalade Board of Directors appointed Walter P. Glazer, Jr. as Escalade’s Interim Chief Executive Officer and President effective as of February 19, 2021. Mr. Glazer replaced Scott J. Sincerbeaux, who resigned from all of his positions with Escalade, including as Chief Executive Officer and President, and as a director, on terms being mutually agreed upon between the Company and Mr. Sincerbeaux.

Mr. Glazer, age 62, has served as a director at Escalade since 2015 and as Chairman of the Board of Directors since May 2018. Mr. Glazer will continue to serve as Chairman. Mr. Glazer has also served as the Chief Executive Officer of Speedball Art Products Company since 1997.

“We thank Scott for his service and appreciate the passion and energy he brought to Escalade. As Scott looks forward to spending more time with his family, we wish him the best in all future endeavors,” Mr. Glazer said. “Escalade’s strong financial performance this past year demonstrates the opportunity for our company to continue to build on its success while not only investing in our growing lines of business and talented global team, but also sustaining our strong corporate culture. We will soon begin a search process to identify a permanent CEO to guide us in this exciting new phase of our growth.”

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; RAVE Sports® water recreation products; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; American Heritage Billiards®- premium billiards and game room assortment; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Interim Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus;

Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to develop and implement our own direct to consumer e-commerce distribution channel; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this press release.